UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2019

LMP Automotive Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-232172	82-3829328
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 N. State Road 7, Plantation, Florida	33317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

 Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On December 4, 2019, LMP Automotive Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., (the “Representative”) as representative of the underwriters set forth on Schedule 1 thereto (collectively, the “Underwriters”), relating to the Company’s initial public offering (the “IPO”) of its common stock, par value $0.00001 per share (the “Common Stock”). Under the Underwriting Agreement, the Company agreed to sell 2,645,000 shares of Common Stock to the Underwriters, which includes the Underwriters’ exercise in full of the over-allotment option, at a purchase price per share of $4.65 (the offering price to the public of $5.00 per share minus the underwriters’ discount), pursuant to the Company’s registration statement on Form S-1 (File No. 333-232172), as amended, under the Securities Act of 1933, as amended (the “Securities Act”), and the related registration statement on Form S-1 (File No. 333-235353) that was filed by the Company under Rule 462(b) under the Securities Act (collectively, the “Registration Statement”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

The closing of the IPO occurred on December 9, 2019.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Representative’s Warrant Agreement

On December 9, 2019, pursuant to the Underwriting Agreement, the Company entered into a representative’s warrant agreement (the “Representative’s Warrant Agreement”) with certain affiliates of the Representative. Pursuant to the Representative’s Warrant Agreement, the Company provided certain affiliates of the Representative with a warrant to purchase 115,000 shares of Common Stock in the aggregate. Such warrant may be exercised beginning on the date that is 180 days after the date on which the Registration Statement became effective until the date that is five years after the date on which the Registration Statement became effective. The initial exercise price of the Representative’s Warrant Agreement is $6.25 per share.

The foregoing summary of the Representative’s Warrant Agreement is qualified in its entirety by reference to the full text of the Representative’s Warrant Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 4, 2019, by and between LMP Automotive Holdings, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc. (as representative of the underwriters named therein).
4.1*	Representative’s Warrant Agreement, dated December 9, 2019, by and between LMP Automotive Holdings, Inc. and Fordham Financial Management, Inc.
99.1*	Schedule I

* The Representative’s Warrants issued by the Company to each of the entities and individuals set forth on Exhibit 99.1, all of whom are affiliates of the Representative, are substantially identical in all material respects to the Representative’s Warrant issued to Fordham Financial Management, Inc. and filed as an exhibit hereto, except as to the recipient of such warrants and the number of shares of Common Stock issuable upon exercise of such warrants. Pursuant to Instruction 2 to Item 601 of Regulation S-K, we have omitted filing copies of such warrants as exhibits to this Current Report on Form 8-K and have filed a schedule as Exhibit 99.1 hereto identifying the other warrants omitted and setting forth the material details in which such warrants differ from the warrant filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

December 9, 2019	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

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